Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Statement by Experts" and to the use of our report dated December 7, 2021, in this Registration Statement (Form 20-F) of ioneer Ltd.

/s/ Ernst & Young
Sydney, Australia
June 15, 2022